SECURITY AGREEMENT

Security Agreement (the “Agreement”) dated August ____, 2007 made by Patient Safety Technologies, Inc., a Delaware corporation (“Debtor”), in favor of Ault Glazer Capital Partners, LLC, a Delaware limited liability company (the “Secured Party”).

Debtor hereby agrees in favor of Secured Party as follows:

1. In consideration for loans made or to be made to Debtor by Secured Party evidenced by the Promissory Note (the “Note”) dated the date hereof of Debtor in the principal amount of Two Million Five Hundred Thirty Thousand Five Hundred Fifty Eight Dollars and Forty Cents ($2,530,558.40), payable to the order of Secured Party (such note, as amended, modified, supplemented, replaced or substituted from time to time, being herein referred to as the “Note”), Debtor hereby grants to Secured Party a continuing security interest in, lien upon and a right of setoff against, and Debtor hereby assigns to Secured Party, all of Debtor's right, title and interest in and to the Collateral described in Section 2, to secure the full and prompt payment, performance and observance of all present and future indebtedness, obligations, liabilities and agreements of any kind of Debtor to Secured Party, now existing or hereafter arising under or in connection with the Note or this Security Agreement (all of the foregoing being herein referred to as the “Obligations”).

2. “Collateral” means all of Debtor’s and Subsidiaries’ personal property, now owned or hereafter acquired, including without limitation all Accounts, Letter-of-Credit Rights, Supporting Obligations, Electronic Chattel Paper, Tangible Chattel Paper and Instruments, as these terms are defined in the Uniform Commercial Code, together with all Inventory, Equipment, Patents, Trademarks and Additional Collateral and all products and proceeds of the foregoing including, without limitation, proceeds of any insurance policies insuring any of the foregoing, all as more fully described on Schedule A annexed hereto. “Subsidiaries” means Surgicount Medical, Inc., a California corporation, and Automotive Services Group, Inc., (formerly known as Ault Glazer Bodnar Merchant Capital, Inc.) a Delaware corporation, each a wholly-owned subsidiary of the Debtor.

3. Debtor hereby warrants, represents, covenants and agrees (as of the date hereof and so long as any Obligations remains outstanding) that: (a) the chief executive office and other places of business of Debtor, the books and records relating to the Collateral (except for such records as are in the possession or control of Secured Party) and the Collateral are located at the address set forth below and Debtor will not change any of the same, or merge or consolidate with any person or change its name or conduct its business under any trade, assumed or fictitious name, without prior written notice to and consent of Secured Party; (b) the Collateral is and will be used in the business of Debtor and not for personal, family, household or farming use; (c) Debtor will not abandon or assign, or lease, other than in the ordinary course of Debtor's business, nor will Debtor suffer or permit any of the same to occur with respect to, any Collateral, without prior written notice to and consent of Secured Party; (d) Debtor will make payment or will provide for the payment, when due, of all taxes, assessments or contributions or other public or private charges which have been or may be levied or assessed against Debtor, whether with respect to the Collateral, to any wages or salaries paid by Debtor, or otherwise, will deliver to Secured Party, on demand, certificates or other evidence satisfactory to Secured Party attesting thereto and shall cause Debtor's subsidiaries to take any such action as described under this section 3(d); (e) Debtor will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity in all material respects with all applicable laws, ordinances and regulations; (f) Debtor will, at Debtor's sole cost and expense, keep the Collateral in good order, repair, running condition and in substantially the same condition as on the date hereof, reasonable wear and tear excepted, and Debtor will not, without the prior written consent of Secured Party, alter or remove any identifying symbol or number upon any of the Collateral; (g) Secured Party shall during the business hours of the Debtor have free access to and right of inspection of any Collateral and any papers, instruments and records pertaining thereto (and the right to make extracts from and to receive from Debtor originals or true copies of such records, papers and instruments upon request therefor) and Debtor hereby grants to Secured Party a security interest in all such records, papers and instruments to secure the payment, performance and observance of the Obligations; (h) Debtor will, at its sole cost and expense, perform all acts and execute all documents requested by Secured Party from time to time to evidence, perfect, maintain or enforce Secured Party's security interest granted herein or otherwise in furtherance of the provisions of this Security Agreement; (i) at any time and from time to time, Debtor shall, at its sole cost and expense, execute and deliver to Secured Party such financing statements pursuant to the Uniform Commercial Code (“UCC”), applications for certificate of title and other papers, documents or instruments as may be requested by Secured Party in connection with this Security Agreement, and to the extent permitted by applicable law, Debtor hereby authorizes Secured Party to execute and file at any time and from time to time one or more financing statements or copies thereof or of this Security Agreement with respect to the Collateral signed only by Secured Party; (j) Debtor assumes all responsibility and liability arising from the Collateral; (k) the Secured Party may, only upon giving Debtor forty five calendar days’ notice, upon the occurrence and during the continuance of a Default (as hereinafter defined), in its name or Debtor's or otherwise, notify any account debtor or obligor of any Account, Contract, Document, Instrument, Chattel paper or general intangible included in the Collateral to make payment to Secured Party; (l) in its discretion, Secured Party may, only upon giving Debtor twenty calendar days’ notice, upon the occurrence and during the continuance of a Default, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by Secured Party with respect to, any Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Obligations and/or the Collateral, or any obligor, maker, endorser, acceptor, surety or guarantor of, or any party to, any of the Obligations or the Collateral; (m) upon giving Debtor twenty calendar days’ notice, Secured Party may, at any time and from time to time, for the account of Debtor, pay any amount or do any act required of Debtor hereunder and which Debtor fails to do or pay, and any such payment shall be deemed an advance by Secured Party to Debtor payable on demand together with interest at the highest rate then payable on any of the Obligations; (n) upon the occurrence and during the continuance of a Default, any proceeds of the Collateral received by Debtor shall not be commingled with other property of Debtor, but shall be segregated, held by Debtor in trust for Secured Party, and immediately delivered to Secured Party in the form received, duly endorsed in blank where appropriate to effectuate the provisions hereof, the same to be held by Secured Party as additional Collateral hereunder or, at Secured Party's option, to be applied to payment of the Obligations, whether or not due and in any order; and (o) in its sole discretion, Secured Party may, at any time and from time to time, assign, transfer or deliver to any transferee of any Obligations, any Collateral, whereupon Secured Party shall be fully discharged from all responsibility and the transferee shall be vested with all powers and rights of Secured Party hereunder with respect thereto, but Secured Party shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered.

4. The term Default as used in this Security Agreement shall mean any “Event of Default”, as such term is defined in the Note.

5. Upon the occurrence and during the continuance of any Default, Secured Party may, upon giving ten days’ notice or demand to Debtor, declare any Obligations immediately due and payable and Secured Party shall have the following rights and remedies (to the extent permitted by applicable law) in addition to all rights and remedies of a Secured party under the UCC or of Secured Party under the Obligations, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

Secured Party may, only upon giving Debtor forty five days’ notice, with or without judicial process or the aid and assistance of others, (i) enter upon any premises in which any Collateral may be located and, without resistance or interference by Debtor, take possession of the Collateral, and (ii) sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any part or all of the Collateral in its then condition or following any commercially reasonable preparation or processing, at public sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at reasonable place(s) and time(s), and by otherwise complying with applicable statutes requiring reasonable notice of sale or other disposition to Debtor. Debtor hereby agrees that the sending of fifteen days' notice by ordinary mail, postage prepaid, to any address of Debtor set forth in this Security Agreement shall be deemed reasonable notice thereof. If any Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event Secured Party may resell or otherwise dispose of such Collateral. Secured Party may buy any part or all of the Collateral at any public sale. Secured Party may apply the cash proceeds actually received from any sale or other disposition to the Obligations in such order and as to principal or interest as Secured Party may desire; and Debtor shall remain liable and will pay Secured Party on demand any deficiency remaining, together with interest thereon at the highest rate then payable on the Obligations, with any surplus to be paid to Debtor, subject to any duty of Secured Party imposed by law to the holder of any subordinate security interest in the Collateral known to Secured Party.

6. Secured Party's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations nor shall any demand, suit or proceeding for payment or collection of the Obligations constitute a condition of any recourse by Secured Party to the Collateral. Any suit or proceeding by Secured Party to recover any of the Obligations shall not be deemed a waiver of, or bar against, subsequent proceedings by Secured Party with respect to any other Obligations and/or with respect to the Collateral. No act, omission or delay by Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by Secured Party of any covenant, warranty, representation, Default or right or remedy which he may have shall operate as a waiver of any other covenant, warranty, representation, Default, right or remedy or of the same covenant, warranty, representation, Default, right or remedy on a future occasion. Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any Obligations or Collateral, and all other notices and demands whatsoever (except as expressly provided herein).

7. Secured Party may assign its rights and obligation hereunder to any Affiliate of Secured Party provided that such Affiliate assumes all of the liabilities or obligations of Secured Party hereunder. For purposes of this section, “Affiliate” of any person means any other person or entity which, directly or indirectly, controls or is controlled by that person, or is under common control with that person or entity. “Control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

8. The security interest granted herein shall have priority only over the security interests subsequently granted by the Debtor to any party; provided however that the Secured Party shall subordinate this security interest in favor of any lender who provides financing to the Debtor of up to $2,000,000 in the form of a new credit facility and/or a replacement credit facility.

9. All terms herein shall have the meanings as defined in the UCC, unless the context otherwise requires. No provision hereof shall be modified, altered, waived, released, terminated or limited except by a written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged. The execution and delivery of this Security Agreement has been authorized by the Board of Directors of Debtor. This Security Agreement and all Obligations shall be binding upon the successors and assigns of Debtor and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, its executors, administrators, successors, endorsees and assigns. This Security Agreement and the Obligations shall be governed in all respects by the laws of the State of Delaware applicable to contracts executed and to be performed in such state. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. Secured Party is authorized to annex hereto any schedules referred to herein. Debtor acknowledges receipt of a copy of this Security Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed or caused this security agreement to be executed in the State of California on the date first above set forth.

PATIENT SAFETY TECHNOLOGIES, INC.

By: Name: William B. Horne Title: Chief Executive Officer

AULT GLAZER CAPITAL PARTNERS, LLC

By: Name: Title: Managing Member

Location of books and records relating to Collateral:

27555 Ynez Road, Suite 330, Temecula, CA 92591

All locations of Collateral:

27555 Ynez Road, Suite 330, Temecula, CA 92591

SCHEDULE A

Accounts means “Accounts” as defined in the Uniform Commercial Code.

Additional Collateral means (a) all “Securities Entitlements,” “Investment Property,” “Financial Assets,” Commercial Tort Claims and “Documents” as those terms are defined in the Uniform Commercial Code as of the date hereof, whether now existing or hereafter acquired or arising, (b) all securities, bills of lading, dock warrants, dock receipts, warehouse receipts or orders for the delivery of goods, and any other documents which in the regular course of business or financing are treated as adequately evidencing that the persons in possession of them are entitled to receive, hold, and dispose of the goods they cover; (c) all motor vehicles, whether now owned or hereafter acquired by the Debtor, and all accessions and additions thereto, replacements therefor, and substitutions therefor; (d) all “General Intangibles” as that term is defined in the Uniform Commercial Code as of the date hereof, whether presently owned or hereafter acquired, including, without limitation, Payment Intangibles and Software (as those terms are defined in the Uniform Commercial Code), all choses in action, causes of action, and all other intangible personal property of the Debtor, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, servicemarks, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, credit files, computer programs, printouts and other computer materials and records, guaranty claims, security interests or other property held by or granted to Debtor to secure payment of any obligation of any obligor of Debtor and any and all of the rights of Debtor of whatever nature under any and all contracts, agreements, or leases (whether of real or personal property) to which the Debtor is or may become a party, including without limitation all of the rights of Debtor to enforce all of the provisions of, and to obtain payments or other performance due under, all contracts, agreements, or leases; (e) all of Debtor’s rights (including rights as licensee and lessee) with respect to all patents, trademarks, copyrights and other intellectual property rights, know-how, technology, computer hardware and software and all rights with respect thereto including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing, and further including (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware, (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes, (f) all monies, securities and other property of the Debtor, and the proceeds thereof, now or hereafter held or received by or in transit to the Investor whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also in and to any and all deposits, general or special, and credits of the Debtor with, and any and all claims of the Debtor against, the Bank now or at any time hereafter existing, and (g) intellectual property rights.

Electronic Chattel Paper means “Electronic Chattel Paper” as defined in the Uniform Commercial Code.

Equipment means all Equipment, as that term is defined in the Uniform Commercial Code as of the date hereof, of Debtor, whether presently owned or hereafter acquired, and including, without limitation, machinery, furniture, furnishings, and fixtures, and any and all goods used or bought for use in or being used or for use in the conduct of Debtor’s business and all goods used or bought for use in Debtor’s business which are not included within the definition of Inventory, and all accessions and additions thereto, replacements therefor, and substitutions therefor, supplies and motor vehicles, now owned and hereafter acquired, present and future, by the Debtor of whatsoever name, nature, kind or description, wherever located, and all additions and accessions thereto and replacements or substitutions therefor, and all pro-ceeds thereof and all proceeds of any insurance thereon.

Inventory means all “Inventory” as that term is defined in the Uniform Commercial Code as of the date hereof, including, without limitation, any and all goods, merchandise or other personal property, wherever located and whether or not in transit, now owned or hereafter acquired by the Debtor, which is or may at any time be held for sale or lease, or furnished or to be furnished under any contract of service or held as raw materials, work in process, supplies or materials used or consumed in the Debtor’s business, and all such property the sale or other disposition of which has given rise to Accounts, Chattel Paper, Documents, or Instruments and which has been returned to or repossessed or stopped in transit by the Debtor.

Letter-of-Credit Rights means “Letter-of-Credit Rights” as defined in the Uniform Commercial Code.

Patents mean all of the Debtor’s right, title and interest, present and future, in and to (a) all letters patent of the United States or any other country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including without limitation applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States and State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by the Debtor; and (b) all reissues, continuations, continuations-in-part or extensions thereof and all li-censes thereof; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

Supporting Obligations means “Supporting Obligations” as defined in the Uniform Commercial Code.

Tangible Chattel Paper means “Tangible Chattel Paper” as defined in the Uniform Commercial Code.

Trademarks mean all of the Debtor’s right, title and interest, present and future, in and to (a) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, and all registrations and recordings thereof, including without limitation applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by the Debtor; (b) all reissues, ex-tensions or renewals thereof and all licenses thereof; and (c) the goodwill of the business symbolized by each of the Trademarks, and all customer lists and other records of the Debtor relating to the distribution of products bearing the Trademarks; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.